Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile:  +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

Global Ship Lease, Inc.

Fourth Floor

Millbank Business Centre, Millbank Tower

London SW1P 4QP

United Kingdom

November 6, 2007

Dear Sir/Madam

Reference is made to this Form F-1/A registration statement (File No. 333-147070) (the “Registration Statement”) relating to the initial public offering of common shares by Global Ship Lease, Inc. (the “Company”).

We hereby consent to all references to our name in the Registration Statement and to the use of the graphical and statistical information supplied by us set forth in the subsections of the Registration Statement entitled “Business Overview” and “Industry Trends” in the “Prospectus summary” section as well as in the sections entitled “Industry and market data”, “Management’s discussion and analysis of financial condition and results of operations”, “The international containership industry” and “Business”. We further advise the Company that our role has been limited to the confirmation and provision of such statistical information, graphs and tables. With respect to such statistical information, graphs and tables supplied by us, we advise you that:

•	Some industry data included in this discussion is based on estimates or subjective judgments.
•	The published information of other maritime data collection experts may differ from this data.
•

While we have taken reasonable care in the compilation of the industry statistical information, graphs and tables and believe them to be correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled “Experts”.

/s/ Nigel Gardiner
Nigel Gardiner Managing Director Drewry Shipping Consultants Limited

Drewry Shipping Consultants Limited – registered in London, England No. 3289135